EMPLOYMENT AGREEMENT


         This Agreement shall be effective, as of March 16, 1998, by and between OrthoLogic Corp., a Delaware corporation (the "Company"), and Terry C. Meier ("Employee").

RECITALS:
---------

         A. The Company wishes to employ Employee, and Employee wishes to be employed by the Company.

         B. The parties wish to set forth in this Agreement the terms and conditions of such employment.

AGREEMENT:
----------

         In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

         1. Employment and Duties. Subject to the terms and conditions of this Agreement, the Company employs Employee to serve in a managerial capacity and Employee accepts such employment and agrees to perform such reasonable responsibilities and duties as may be assigned to him from time to time by the Company's Chief Executive Officer (the "CEO"). Initially, Employee's title shall be Senior Vice President. Effective April 1, 1998, Employee's title shall become Senior Vice President and Chief Financial Officer, and Employee shall have general responsibility for the books of account, financial statements, financial reporting and administration of the Company. Such title and duties may be changed from time to time by the CEO. Employee will report to the CEO.

         2. Term. The initial term of this Agreement shall expire on March 16, 2001. Thereafter this Agreement shall renew automatically for additional terms of one-year each unless either party gives to the other notice of non-renewal at least 90 days before the end of the initial term or any renewal term, or unless it is terminated pursuant to Section 7.

         3. Compensation.

                  (a) Salary. Beginning on the effective date of this Agreement, the Company shall pay Employee a base annual salary, before deducting all applicable withholdings, of $175,000 per year, payable at the times and in the manner dictated by the Company's standard payroll policies. Effective January 1, 1999, and annually thereafter, the base annual salary shall be reviewed by the Compensation Committee of the Board of Directors (the "Board").

                  (b) Bonus. Employee shall be eligible to participate in such bonus and incentive programs as are determined from time to time by the Board. Any bonuses shall be based upon the achievement of individual goals and Company performance. Each fiscal year, Employee will be eligible for a target bonus of 40% of Employee's base salary for achievement of the Board-approved plan, which shall be prorated for periods of less than one full year.

                  (c) Stock Options. Effective March 16, 1998, The Company shall grant to Employee incentive options (the parties understand that only a portion of such options will qualify as incentive options for tax purposes), from the Company's 1997 Stock Option Plan, to purchase 150,000 shares of the Company's common stock, with an exercise price equal to the fair market value of the stock on the effective date of the grant, with such value determined as specified in the Company's 1997 Stock Option Plan. So long as Employee is still employed by the Company at each such time of vesting, options to purchase 50,000 shares shall vest on the first anniversary of Employee's employment by the Company, additional options to purchase 4,166 shares shall vest on March 16, 1999 and on the 16th day of each calendar month thereafter through February 16, 2001 and options to purchase 4,182 shares shall vest on March 16, 2001.

         4. Fringe Benefits. In addition to the compensation, bonus and options described in Section 3, and any other employee benefit plans (including without limitation pension, savings and disability plans) generally available to employees, the Company shall include Employee in any group health insurance plan and, if eligible, any group retirement plan instituted by the Company. The manner of implementation of such benefits with respect to such items as procedures and amounts are discretionary with the Company but shall be commensurate with Employee's executive capacity.

         5. Vacation. Employee shall be entitled to vacation with pay in accordance with the Company's vacation policy as in effect from time to time. In addition, Employee shall be entitled to such holidays as the Company may approve from time to time.

         6. Expenses.

                  (a) Reimbursement. In addition to the compensation and benefits provided above, the Company shall, upon receipt of appropriate documentation, reimburse Employee each month for his reasonable travel, lodging, entertainment, promotion and other ordinary and necessary business expenses consistent with Company policies.

         (b) Moving to Arizona. Employee shall be reimbursed for (i) the direct relocation costs of moving his household goods and family from Missouri to the Phoenix Metropolitan Area; (ii) the brokerage commission and closing costs related to the sale of his existing home in Missouri; (iii) closing costs related to his new home in the Phoenix Metropolitan Area; and (iv) such amounts as may be necessary, for a period of not to exceed three months, to cover the reasonable costs of temporary living expenses and an automobile in, and commuting to and from the Phoenix Metropolitan Area. If Employee resigns his employment before the date two years after the effective date, he shall reimburse OrthoLogic for a prorata portion of the total relocation expenses reimbursed by OrthoLogic; provided that if Employee resigns for health reasons and qualifies for payments under OrthoLogic's long-term disability plan then in effect, no such reimbursement shall be required. Any such portion shall be determined by multiplying the total relocation expenses reimbursed by a fraction the numerator of which is the number of full months Employee has been employed by OrthoLogic, and the denominator of which is 24.

         (c) Returning to Missouri. If Employee remains employed by the Company for at least three consecutive years and then returns to Missouri within one year after the termination of his Employment by the Company, Employee shall also be reimbursed for the brokerage commission and closing costs related to the sale of his home in Arizona.

         7. Termination.

                  (a) For Cause. The Company may terminate this Agreement for cause upon written notice to Employee stating the facts constituting such cause, provided that Employee shall have 30 days following such notice to cure any conduct or act, if curable, alleged to provide grounds for termination for cause hereunder. In the event of termination for cause, the Company shall be obligated to pay Employee only the base salary due him through the date of termination. The written notice shall state the cause for termination. Cause shall include neglect of duties, willful failure to abide by instructions or policies from or set by the Board of Directors, commission of a felony or serious misdemeanor offense or pleading guilty or nolo contendere to same, Employee's material breach of this Agreement or Employee's breach of any other material obligation to the Company.

                  (b) Without Cause. The Company may terminate Employee's Employment at any time, immediately and without cause, by giving written notice to Employee. If the Company terminates Employee without cause, provided Employee first executes a Severance Agreement in the form then used by the Company, the Company shall continue to pay to Employee his base salary in effect at the time of termination for a period of one year following the date of termination, at the time and in the manner dictated by the Company's standard payroll policies.

                  (c) Disability. If during the term of this Agreement, Employee fails to perform his duties hereunder because of illness or other incapacity for a period of 45 consecutive days, or for 60 days during any six-month period, the Company shall have the right to terminate this Agreement without further obligation hereunder except as otherwise provided in disability plans generally applicable to executive employees.

                  (d) Death. If Employee dies during the term of this Agreement, this Agreement shall terminate immediately, and Employee's legal representatives shall be entitled to receive the base salary due Employee through the last day of the calendar month in which his death shall have occurred and any other death benefits generally applicable to executive employees.
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
                  (e) Resignation. Employee may resign his employment by giving the Company written notice, which shall also include his resignation as an officer of the Company. In the event of such a resignation, the Company shall be obligated to pay Employee only the base salary due him through the effective date of the resignation.

         8. Confidential Information. Employee acknowledges that Employee may receive, or contribute to the production of, Confidential Information. For purposes of this Agreement, Employee agrees that "Confidential Information" shall mean any and all information or material proprietary to the Company or designated as Confidential Information by the Company and not generally known by non-the Company personnel, which Employee develops or of or to which Employee may obtain knowledge or access through or as a result of Employee's relationship with the Company (including information conceived, originated, discovered or developed in whole or in part by Employee). Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing) related to the Company's business: discoveries, inventions, ideas, concepts, research, development, processes, procedures, "know-how", formulae, marketing or manufacturing techniques and materials, marketing and development plans, business plans, customer names and other information related to customers, price lists, pricing policies, methods of operation, financial information, employee compensation, and computer programs and systems. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned by or developed by the Company, including Confidential Information acquired by the Company from any of its affiliates. Employee acknowledges that the Confidential Information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Information publicly known without breach of this Agreement that is generally employed by the trade at or after the time Employee first learns of such information, or generic information or knowledge which Employee would have learned in the course of similar employment or work elsewhere in the trade, shall not be deemed part of the Confidential Information. Employee further agrees:

                  a. To furnish the Company on demand, at any time during or after employment, a complete list of the names and addresses of all present, former and potential suppliers, financing sources, clients, customers and other contacts gained while an employee of the Company in Employee's possession, whether or not in the possession or within the knowledge of the Company.

                  b.   That   all   notes,   memoranda,    electronic   storage,
documentation and records in any way incorporating or reflecting any Confidential Information shall belong exclusively to the Company, and Employee agrees to turn over all copies of such materials in Employee's control to the Company upon request or upon termination of Employee's employment with the Company.

                  c. That while employed by the Company and thereafter Employee will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the course of Employee's work for the Company.

                  d. That any idea in whole or in part conceived of or made by Employee during the term of his employment, consulting, or similar relationship with the Company which relates directly or indirectly to the Company's current or planned lines of business and is made through the use of any of the Confidential Information of the Company or any of the Company's equipment, facilities, trade secrets or time, or which results from any work performed by Employee for the Company, shall belong exclusively to the Company and shall be deemed a part of the Confidential Information for purposes of this Agreement. Employee hereby assigns and agrees to assign to the Company all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise. Employee shall acknowledge and deliver to the Company, without charge to the Company (but at its expense) such written instruments and do such other acts, including giving testimony in support of Employee's authorship or inventorship, as the case may be, necessary in the opinion of the Company to obtain patents or copyrights or to otherwise protect or vest in the Company the entire right and title in and to the Confidential Information.

         9. Loyalty During Employment Term. Employee agrees that during the term of Employee's employment by the Company, Employee will devote substantially all of Employee's business time and effort to and give undivided loyalty to the Company, and will not engage in any way whatsoever, directly or indirectly, in any business that is competitive with the Company or its affiliates, nor solicit, or in any other manner work for or assist any business which is competitive with the Company or its affiliates. During the term of Employee's employment by the Company, Employee will undertake no planning for or organization of any business activity competitive with the Company or its affiliates, and Employee will not combine or conspire with any other employee of the Company or any other person for the purpose of organizing any such competitive business activity.

         10. Non-competition; Non-solicitation. The parties acknowledge that Employee will acquire much knowledge and information concerning the business of the Company and its affiliates as the result of Employee's employment. The parties further acknowledge that the scope of business in which the Company is engaged as of the date of execution of this Agreement is world-wide and very competitive and one in which few companies can successfully compete. Certain activities by Employee after this Agreement is terminated would severely injure the Company. Accordingly, until two years after this Agreement is terminated or Employee leaves the employment of the Company for any reason, Employee will not:

                  a. Engage in any work activity for or in conjunction with any business or entity that is in competition with or is preparing to compete with the Company;

                  b. Persuade or attempt to persuade any potential customer or client to which the Company or any of its affiliates has made a proposal or sale, or with which the Company or any of its affiliates has been having discussions, not to transact business with the Company or such affiliate, or instead to transact business with another person or organization;

                  c. Solicit the business of any customers, financing sources, clients, suppliers, or business patrons of the Company or any of its predecessors or affiliates which were customers, financing sources, clients, suppliers, or business patrons of the Company at any time during Employee's employment by the Company, or within three years prior to the Effective Date of Employee's employment, provided, however, that if Employee becomes employed by or represents a business that exclusively sells products that do not compete with products then marketed or intended to be marketed by the Company, such contact shall be permissible; or

                  d. Solicit, endeavor to entice away from the Company or any of its affiliates, or otherwise interfere with the relationship of the Company or any of its affiliates with, any person who is employed by or otherwise engaged to perform services for the Company or any of its affiliates, whether for Employee's account or for the account of any other person or organization.

         11. Injunctive Relief. It is agreed that the restrictions contained in Sections 8, 9 and 10 of this Agreement are reasonable, but it is recognized that damages in the event of the breach of any of those restrictions will be difficult or impossible to ascertain; and, therefore, Employee agrees that, in addition to and without limiting any other right or remedy the Company may have, the Company shall have the right to an injunction against Employee issued by a court of competent jurisdiction enjoining any such breach without showing or proving any actual damage to the Company. This paragraph shall survive the termination of Employee's employment.

         12. Part of Consideration. Employee also agrees, acknowledges, covenants, represents and warrants that he is fully and completely aware that, and further understands that, the restrictive covenants contained in Sections 8, 9, and 10 of this Agreement are an essential part of the consideration for the Company entering into this Agreement and that the Company is entering into this Agreement in full reliance on these acknowledgments, covenants, representations and warranties.

         13. Time and Territory Reduction. If any of the periods of time and/or territories described in Sections 8, 9 and 10 of this Agreement are held to be in any respect an unreasonable restriction, it is agreed that the court so holding may reduce the territory to which the restriction pertains or the period of time in which it operates or may reduce both such territory and such period, to the minimum extent necessary to render such provision enforceable.

         14. Survival. The obligations described in Sections 8 and 10 of this Agreement shall survive any termination of this Agreement or any termination of the employment relationship created hereunder.

         15. Nondelegability of Employee's Rights and Company Assignment Rights. The obligations, rights and benefits of Employee hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer. Upon mutual agreement of the parties, the Company upon reasonable notice to Employee may transfer Employee to an affiliate of the Company, which affiliate shall assume the obligations of the Company under this Agreement. This Agreement shall be assigned automatically to any entity merging with or acquiring the Company.

         16. Amendment. Except for documents regarding the grant of stock options and an Invention, Confidential Information and Non-Competition Agreement, this Agreement contains, and its terms constitute, the entire agreement of the parties and supersedes any prior agreements, including any Employment Agreements, and it may be amended only by a written document signed by both parties to this Agreement.

         17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona, exclusive of the conflict of law provisions thereof, and the parties agree that any litigation pertaining to this Agreement shall be in courts located in Maricopa County, Arizona.

         18. Attorneys' Fees. If any party finds it necessary to employ legal counsel or to bring an action at law or other proceeding against the other party to enforce any of the terms hereof, the party prevailing in any such action or other proceeding shall be paid by the other party its reasonable attorneys' fees as well as court costs all as determined by the court and not a jury.

         19. Notices. All notices, demands, instructions, or requests relating to this Agreement shall be in writing and, except as otherwise provided herein, shall be deemed to have been given for all purposes (i) upon personal delivery,
(ii) one day after being sent, when sent by professional overnight courier service from and to locations within the Continental United States, (iii) five days after posting when sent by United States registered or certified mail, with return receipt requested and postage paid, or (iv) on the date of transmission when sent by facsimile with a hard-copy confirmation; if directed to the person or entity to which notice is to be given at his or its address set forth in this Agreement or at any other address such person or entity has designated by notice.

                  To the Company:           ORTHOLOGIC CORP.
                                            1275 West Washington Street
                                            Tempe, AZ 85281
                                            Attention:  Chief Executive Officer

                  To Employee:              Terry C. Meier

                                            ----------------
                                            ----------------
                                            ----------------
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
         20. Entire Agreement. This Agreement and the Invention, Confidential Information and Non-Competition Agreement bearing the same date as this Agreement constitute the final written expression of all of the agreements between the parties and are a complete and exclusive statement of those terms. They supersede all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties or statements made by either party that differ in any way from the terms of this written Agreement shall be given no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties. To the extent that there is any conflict between this Agreement and the Invention, Confidential Information and Non- Competition Agreement, the provisions of this Agreement shall govern.

         21. Waiver. The waiver by either party of the breach of any covenant or provision in this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

         22. Invalidity of Any Provision. The provisions of this Agreement are severable, it being the intention of the parties hereto that should any provisions hereof be invalid or unenforceable, such invalidity or unenforceability of any provision shall not affect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provisions were omitted.

         23. Attachments. All attachments or exhibits to this Agreement are incorporated herein by this reference as though fully set forth herein. In the event of any conflict, contradiction or ambiguity between the terms and conditions in this Agreement and any of its attachments, the terms of this Agreement shall prevail.

         24. Interpretation of Agreement. When a reference is made in this Agreement to an article or section, such reference shall be to an article or section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         25. Headings. Headings in this Agreement are for informational purposes only and shall not be used to construe the intent of this Agreement.

         26. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         27. Binding Effect; Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.




         This Agreement has been executed by the parties as the date first written above.

                                       ORTHOLOGIC CORP.
                                       ("Company")


                                       By: /s/ Thomas R. Trotter
                                          ---------------------------------
                                                Thomas R. Trotter
                                                Chief Executive Officer


                                       TERRY C. MEIER
                                       ("Employee")


                                       By: /s/ Terry C. Meier
                                          ---------------------------------
                                        9